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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
TCI Communications, Inc.:

  We consent to the incorporation by reference in the registration statement on Amendment No. 1 to Form S-3 of TCI Communications, Inc. and Tele-Communications, Inc. of our reports, dated March 24, 1997, relating to the consolidated balance sheets of TCI Communications, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1996, and all related financial statement schedules, which reports appear in the December 31, 1996 Annual Report on Form 10-K of TCI Communications, Inc., as amended by Form 10-K/A (Amendment No. 1), and to the reference to our firm under the heading "Experts" in the prospectus.

                                          /s/ KPMG Peat Marwick LLP
                                          KPMG Peat Marwick LLP

Denver, Colorado
February 9, 1998